UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
 SECURITIES EXCHANGE ACT OF 1934

DRYSHIPS INC.
(Exact Name of Registrant as Specified in Its Charter)
Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)
109 Kifissias Avenue and Sina Street 151 24, Marousi Athens, Greece
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred Stock Purchase Rights	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: N/A
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

EXPLANATORY NOTE
This Amendment No. 5 to Form 8-A12B is being filed by DryShips Inc. (the "Company") solely for the purpose of amending and restating the definition of "Acquiring Person" in Section 1 of the Company's Stockholders Rights Agreement (the "Rights Agreement"), filed with the Securities and Exchange Commission as Exhibit 4.2 to Form 8-A12B (File No. 001-33922) on January 18, 2008.  Amendment No. 3 to the Rights Agreement containing the revised definition of "Acquiring Person" is attached hereto as Exhibit 99.1.
Section 1 of the Rights Agreement is amended hereby. All other terms and provisions of the Rights Agreement remain in full force and effect.

 SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 28, 2017	DRYSHIPS INC.
	By:	/s/ Anthony Kandylidis Name: Anthony Kandylidis Title: President and Chief Financial Officer